UNITED STATES
SECURITIES & EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

July 22, 2002

INTERLIANT, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26115	13-3978980

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Manhattanville Road		10577
Purchase, New York (Address of principal executive offices)		(Zip Code)

(914) 640-9000
(Registrant’s telephone number, including area code)

ITEM 5.    OTHER EVENTS

On July 22, 2002, Interliant, Inc. (the “Company”) issued a press release giving an update on its liquidity and announcing that the Company does not have sufficient cash to fund its operations beyond the end of the third calendar quarter of 2002. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

(c)  The following document is furnished as an exhibit to this report:

Exhibit Number	Description	Page Number
99.1	Press Release of Interliant, Inc. dated July 22, 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 22, 2002

INTERLIANT, INC.

By:	/s/ Bruce S. Klein
Bruce S. Klein Senior Vice President, General Counsel and Secretary